Exhibit 4.10

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER CALIFORNIA LAW, OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                                   June 22, 2001



                                     WARRANT

                  To Subscribe for and Purchase Common Stock of
                        Trinity Medical Group, USA, Inc.

                            VOID AFTER June 22, 2006
                            ------------------------

     THIS CERTIFIES that, for valuable consideration received, _______________, is entitled to subscribe for and purchase from Trinity Medical Group, USA, Inc. a Florida corporation (hereinafter called the "Company"), at the price of $____ per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time and from time to time but not earlier than the Issue Date (as defined below) or later than the Expiration Date (as defined below), up to ______ fully paid, non-assessable shares of Common Stock, $.001 par value, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of Section 3 hereof. "Issue Date" shall mean June 22, 2001. "Expiration Date" shall mean June 22, 2006.

     Section 1.   Exercise of Warrant

          (a)   Payment of Warrant Price

     This Warrant may be exercised, at any time and from time to time but not earlier than the Issue Date or later than the Expiration Date, by the holder hereof (hereinafter referred to as the "Warrantholder"), in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the Company's offices at 30021 Tomas Street, Suite 300, Rancho Santa Margarita, CA 92688 (or at such other location in the United States as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the Warrantholder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the Warrantholder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Company.

          (b)   Conversion of Warrant

     At the option of the Warrantholder, in lieu of exercising the Warrant by payment to the Company of the Warrant Price as provided above, the Warrantholder may request the Company to redeem the Warrants by surrendering this Warrant and the subscription form duly executed as set forth above, together with a written notice to the Company to the effect that the Warrantholder is exercising its right to require such redemption. Upon receipt thereof, the Company shall deliver to the Warrantholder, with respect to each Warrant being redeemed, that number of shares of the Common Stock equal to (x) the number of shares of Common Stock of the Company which are issuable upon the exercise of the Warrant on the date of delivery of such redemption notice, multiplied by (y) a fraction, the numerator of which is the difference between the "Market Price" (as defined below) of one share of the Common Stock on such date, and the Warrant Price on such date, and the denominator of which is the "Market Price" of one share of the Common Stock on such date. "Market Price" on any day means the simple average of the closing (or last sale) prices for 5 consecutive business days before such date of the Common Stock of the Company as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") and by any domestic stock exchange where the Company's Common Stock then trades. If there were no sales on NASDAQ or any such exchange on such date, "Market Price" means the simple average of the highest bid and lowest asked prices on such market systems and exchanges at the end of such day. If the Company's Common Stock is not publicly traded on NASDAQ or other domestic stock exchange at the time the Warrantholder desires to exercise such option, the "Market Price" shall be the "Market Price" determined by a single qualified appraiser (which shall be either a national accounting firm or a national or regional investment bank) selected by mutual agreement between Company and the Warrantholder.

     Section 2. Adjustment of Number of Shares

     Upon each adjustment of the Warrant Price for any stock dividend or distribution or any subdivision or combination of the outstanding shares of the Common Stock as provided in Section 3, the Warrantholder shall thereafter be entitled to Purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     Section 3. Adjustment of Warrant Price Upon
                      Issuance of Common Stock

          (a)   Stock Dividends

     In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, options to purchase Common Stock or securities convertible into Common Stock of the Company ("Options") or securities convertible into or exchangeable for Common Stock ("Convertible Securities"), then (i) any Common Stock shall be deemed to have been issued in a subdivision of outstanding shares as provided in
     Section 3 (b) below and (ii) any Options, Convertible Securities or other securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued (together with the shares of Common Stock with respect to which they were distributed) in an issuance of Additional Stock (as defined below) as provided in Section 3 (d) below.

          (b)   Subdivision or Combination of Stock

     If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

          (c)   Reorganization, Reclassification,
                Consolidation, Merger or Sale

     If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation shall be effected in such a way that Warrantholders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each Warrantholder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Warrantholder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to Warrantholders to Common Stock of the Company outstanding immediately prior to such merger of consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to each Warrantholder at the last address of such Warrantholder appearing on the books of the Company, the obligation to deliver to such Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive.

          (d)   Notice of Adjustment

     Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to each Warrantholder at the address of such Warrantholder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (e)   Stock to Be Reserved

     The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange or automated quotation system upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of the Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares. The Company agrees that so long as any Warrants remain unexercised, it will not grant warrants to purchase its Common Stock to any party that (i) give such party demand registration rights which are exercisable in less than one year from the date of the grant of such warrants, (ii) give such part demand registration rights that are senior to those registration rights granted to the Warrants hereunder or (iii) otherwise impair the registration or other rights granted to the Warrants hereunder, in each case without notification to and consent of the Warrantholder which consent shall not be unreasonable withheld.

          (f)   Issue Tax

     The issuance of certificates for shares of Common Stock upon exercise of any Warrant shall be made without a charge to the Warrantholder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

          (g)   Closing of Books

     The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (h)   Definition of Common Stock

     As used herein the term "Common Stock" shall mean and include the Common Stock, $.001 par value, of the Company as authorized on the date hereof and also any capital stock of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Warrantholders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, $.001 par value, of the Company on the date hereof, or shares of any class or classes resulting from any reclassification of reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Company and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Section 4. Registration Rights

          (a)   Preparation of Documents

     Prior to filing a registration statement or any amendments or supplements thereto required hereby, the Company will furnish to a single counsel selected by the Warrantholders copies of all documents proposed to be filed, which documents will be subject to the timely review of such counsel. In connection therewith, the Company shall prepare and file a registration statement to effect such registration. The Warrantholder agrees to provide all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

          (b)   Piggyback Registration

     If (but without any obligation to do so) the Company proposes to register with the SEC any of the Common Stock under the Regulations of the SEC (other than securities to be issued pursuant to a stock option or other employee benefit or similar plan, or in connection with merger or an acquisition), the Company shall, as promptly as practicable, give written notice to the Warrantholder (and the Warrantholders of Common Stock issued upon the exercise of any of the Warrants) of its intention to effect such registration. If, within 20 days after receipt of such notice and after the Issue Date but before the Expiration Date, the Warrantholder submits a written request to the Company specifying the amount of Registrable Stock that the Warrantholder proposes to sell, the Company shall include the shares specified in such request in such registration statement (and any related qualification under blue sky laws or other compliance) and the Company shall keep each such registration statement in effect and maintain compliance with each federal and state law and regulation as set forth in Section 4 (c); provided, however, that inclusion in such registration statement shall be subject to the following terms and conditions: (i) such shares need not be included in any underwritten offering if the managing underwriter determines in its best judgment that their inclusion would impair the success of the offering; (ii) the Company shall bear all costs of registration, sale of the share and the fees and expense (if any) of a single legal counsel to the Warrantholders other than underwriting discounts or commissions and
     (iii) the Company shall have no obligation pursuant to this Section if at the time the registration statement is proposed to be filed the Warrantholders may freely sell the shares of Common Stock issuable upon exercise of this Warrant pursuant to the Regulations of the SEC.

          (c)   Covenants of the Company

     In connection with any offering of Subject Stock registered pursuant to this Warrant, the Company shall (a) furnish to the Warrantholder such number of copies of any registration statement (including any preliminary offering circular) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, (b) take such action as shall be desirable or necessary to qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Warrantholder shall reasonably request, and (c) keep the Warrantholder advised in writing as to the initiation of each registration and as to the completion thereof. Upon any registration becoming effective pursuant to this Section 4, the Company shall use its best efforts to: (i) keep such registration statement current for a period of 120 days if such registration is filed on Form S-3 and otherwise for a period of 90 days; (ii) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Regulations of the SEC with respect to the disposition of all securities covered by such registration statement; (iii) cause all such Subject Stock registered pursuant to such registration statement to be listed on each securities exchange or automated quotation system on which the Common Stock is then listed or quoted; (iv) provide a transfer agent and registrar for all Subject Stock registered pursuant to such registration statement and CUSIP number for all such Subject Stock, in each case not later than the effective date of such registration; and (v) otherwise comply with all applicable rules and regulations of the SEC.

          (d)   Sales by the Company

     In connection with any offering of Subject Stock pursuant to Section 4 (b), the Company agrees not to effect any public sale or distribution of Common Stock for the seven-day period preceding, and the 90-day period beginning on, the effective date of any such registration.

          (e)   Expenses

     With respect to the registration of Subject Stock pursuant to Section 4
     (b), the Company will pay all expenses incident to its performance of or compliance with this Section 4 including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of its counsel and independent certified public accountants. The Warrantholder will be responsible for any stock transfer taxes, broker's fees or other direct marketing expenses, all internal management, personnel and administrative costs of the Warrantholder and the fees and expenses of its attorneys, if any, incurred by it in connection with effecting any sales of the Warrantholder's Common Stock.

          (f)   Indemnification

     The Company will indemnify, to the maximum extent permitted by law, the Warrantholder, its officers and directors and each person who controls the Warrantholder (within the meaning of the Regulations of the SEC) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) of the Company relating to the sale of Subject Stock registered pursuant to this Section 4, or any materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Warrantholder expressly for use therein.

     Any person entitled to indemnification under this Section 4 (f) will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     The indemnifications set forth in this Section 4 (f) shall survive the termination or expiration of this Warrant.

     Section 5. Notices of Records Dates

          In the event of:

          (1) any taking by the Company of a record of the Warrantholders of any class of securities for the purpose of determining the Warrantholders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right, or

          (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity, or

          (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     then and in each such event the Company will give notice to the Warrantholder specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Warrantholders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required.

     Section 6. No Shareholder Rights or Liabilities

     This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 7. Lost, Stolen, Mutilated or Destroyed Warrant

     If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms, including indemnification, as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     Section 8. Notices

     All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the Warrantholder to such Warrantholder at the address shown on such Warrantholder's Warrant or at such other address as shall have been furnished to the Company by notice from such Warrantholder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Company at the Company's Address set forth below;
     Attention: Secretary or at such other address as shall have been furnished to the Warrantholder by notice from the Company. For purposes of this warrant:

             The Address of the Holder:        ______________________________
                                               ______________________________
                                               ______________________________
                                               ______________________________

             The Address of the Company:       Trinity Medical Group, USA, Inc.
                                               30021 Tomas Street
                                               Suite 300
                                               Rancho Santa Margarita, CA 92688

     Section 9. Transfer

     This Warrant and all rights hereunder may be transferred, in whole or in part, upon surrender of this Warrant properly indorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer the Company will issue and deliver to the Warrantholder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred.

     Section 10.      Amendments and Waivers

     This Warrant and any term hereof may be changed, waived, discharged or terminated only be an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     Section 11.      Severability

     If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 12.      Governing Law

     This Warrant shall be governed by the construed under the laws of the State of California.

     Section 13.      Headings

     The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

     Trinity Medical Group USA, Inc. has executed this Warrant on and as of the day and year first above written.

                                                 Trinity Medical Group USA, Inc.



                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

     SUBSCRIPTION FORM TO BE EXECUTED
     UPON EXERCISE OF THIS WARRANT


                                                             DATE______________


     Trinity Medical Group, USA, Inc.

     The undersigned, pursuant to the provisions set forth in the Warrant,

     hereby agrees to subscribe for and purchase __________________ shares of

     Common Stock covered by such Warrant, and herewith tenders $ in full payment of the purchase price for such shares.

                                                [Name]


                                                By:_____________________________

                                                    [Address]